                                                                     EXHIBIT 9.2




                          PARTICIPATING LOAN AGREEMENT


                                 BY AND BETWEEN


                               PET QUARTERS, INC.
                                  ("BORROWER")


                                       AND


                               VARIOUS INDIVIDUALS
                                   ("LENDERS")


                                       AND


                     LEONARD E. NEILSON, ATTORNEY AT LAW, PC
                              ("COLLATERAL AGENT")

                            DATED AS OF MAY 14, 2001

                          PARTICIPATING LOAN AGREEMENT

         This Participating Loan Agreement (the "Agreement") is dated as of May, 14, 2001, and is by and between various Persons, as defined below, who subsequently execute Series Loan Agreements ("Lenders"), Pet Quarters, Inc., an Arkansas corporation, ("Borrower"), and Leonard E. Neilson, attorney at law, PC, a Utah professional corporation ("Collateral Agent"), by its execution of the Security Agreement, as defined below.

         In consideration of the Loan described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Lenders, Borrower and Collateral Agent agree as follows:

1. DEFINITIONS AND REFERENCE TERMS.

         1.1 In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

         "Act" means the Securities Act of 1933.

         "Applicable Interest Rate" means nine percent (9.0%) per annum provided, however that such rate shall not exceed the maximum legal rate of interest which may be changed under the laws of Arkansas on the date of this Agreement.

         "Bank" means First State Bank, Lonoke, an Arkansas banking association.

         "Borrower" means Pet Quarters, Inc., an Arkansas corporation.

         "Borrower's Address" means 720 East Front Street, Lonoke, Arkansas
72086.

         "Business Day" means any day that is not a Saturday, Sunday, or any day on which banks in Arkansas are required or permitted to close.

         "Closing Date" means May 14, 2001.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" has the meaning given to such term in Section 2.6 hereof.

         "Collateral Agent" means Leonard E. Neilson, attorney at law, PC, a Utah professional corporation.

         "Companies" means Borrower and PQ Acquisition collectively,

         "Event of Default" or "Default" has the meaning given to such term in
Section 7 hereof.



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         "Lenders" means any Person who executes a Series Loan Agreement and loans money to Borrower pursuant to the Loan Agreements.

         "Loan Agreements" means this Participating Loan Agreement and any and all Series Loan Agreements executed by Borrower and Lender.

         "Loan Documents" means the Loan Agreements and any and all promissory notes executed by Borrower in favor of Lenders and all other documents, instruments, certificates and agreements executed and/or delivered by Borrower, or third party in connection with any loan made pursuant to the Loan Agreements.

         "Maximum Loan Amount" means One Million and No/100 Dollars ($1,000,000.00).

         "Note" or "Notes" means any note described in Section 2 hereof.

         "Obligations" means all loans, advances, liabilities, obligations, covenants, duties, and debts owing by Borrower to Lenders, whether or not arising under the Loan Agreements, whether or not evidenced by any note, or other instrument or document, but including, without limitation all loans evidenced by the Notes or otherwise, including, without limitation, all interest, charges, expenses, fees, attorney's fees, filing fees and any other sums chargeable to Borrower hereunder.

         "Origination Fee" means 2,500,000 shares of common stock of Borrower. In the event the Maximum Loan Amount is not delivered to Borrower pursuant to this Agreement on the Closing date, the Origination Fee shall be reduced proportionately. The Origination Fee has not been duly registered for sale or resale with the Securities and Exchange Commission. Borrower shall register the Origination Fee for resale pursuant to the Act as soon as practical after the funding of the Total Loan Amount. Borrower shall deliver the Origination Fee to Lenders upon approval of the registration by the Securities and Exchange Commission.

         "Parity Debt" means those loans secured by the Collateral pursuant to that certain Collateral Pledge Agreement dated March 30, 2001, in favor of various lenders, and that certain Collateral Pledge Agreement dated May ___, 2001, in favor of Z Capital, Inc.

         "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, limited liability company, association, corporation, public authority, or any other entity, who is an Accredited Investor, as defined in the Regulation D of the Securities Act of 1938.

         "PQ Acquisition" means PQ Acquisition Company, Inc., a wholly-owned subsidiary of Borrower.

         "Promissory Notes" or "Promissory Notes" means any Note or Notes.

         "Security Agreement" means that certain Collateral Pledge Agreement, of even date herewith, by and between Lenders, Borrower and Collateral Agent, and substantially in the form attached hereto as Exhibit C.



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         "Security Interest" means collectively the liens granted to Lender in the Collateral pursuant to this Agreement, the other Loan Documents, or any other agreement.

         "Series Loan Agreement" means those certain Series Loan Agreements by and between Lenders, Borrower and Collateral Agent, substantially in the form attached hereby as Exhibit B, pursuant to which each Note is executed and the individual Lenders are identified.

         "Termination Date" means December 1, 2002.

         "Total Loan Amount" means the aggregate amount of all Loans made to Borrower by Lenders pursuant to and in accordance with the Loan Documents.

         1.2 ACCOUNTING TERMS. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles ("GAAP"), as in effect from time to time, consistently applied, with respect to the financial statements referenced in Section 4.B. hereof.

         1.3 OTHER TERMS. All other undefined terms contained in this Participating Loan Agreement shall, unless the context indicates otherwise, have the meanings provided for in the Series Loan Agreement, the Promissory Note or the Security Agreement. Wherever appropriate in the context, terms used herein in the singular also include the plural, and vice versa, and each masculine, feminine, or neuter pronoun shall also include the other genders.

         1.4 EXHIBITS. All references in this Participating Loan Agreement to Exhibits are, unless otherwise specified, references to exhibits attached hereto, and all such exhibits are hereby deemed incorporated herein by this reference.

2. MAXIMUM LOAN.

         2.1 LOAN. On May 14, 2001, Borrower may, subject to the terms and conditions set forth in the Loan Documents, borrow up to the Maximum Loan Amount from Lenders.

         2.2 LENDER'S CONTRIBUTION. Upon execution of a Series Loan Agreement, each Lender shall be bound by the terms of the Loan Documents and shall loan Borrower the amount set forth on Exhibit A to the Series Loan Agreement (the "Loan Amount") pursuant to the Loan Documents. Upon execution of a Series Loan Agreement, Lender shall deliver the Loan Amount to Borrower pursuant to and in accordance with the Series Loan Agreement.

         2.3 INTEREST AND OTHER CHARGES.

         (a) INTEREST RATES. Each Loan Amount shall bear interest on the unpaid principal amount thereof from the Closing Date until paid in full in cash at the Applicable Interest Rate. All interest charges shall be computed on the basis of a year of three hundred sixty-five or three hundred sixty-six (365/366) days and actual days elapsed, and will be payable in arrears on the first day of each calendar quarter, commencing September 1, 2001 until the principal balance and all accrued but unpaid interest is paid in full or the Termination Date, whichever occurs first.



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         (b) DEFAULT RATE. If any Event of Default occurs, then, while any such
Event of Default is continuing, all Loans shall bear interest at an increased rate of interest equal to the maximum rate of interest permitted by applicable law.

         2.4 MAXIMUM INTEREST RATE.

         (a) Notwithstanding the foregoing provisions of Section 2.3 regarding the rates of interest applicable to the Loans, if at any time the amount of such interest computed on the basis of the Applicable Interest Rate would exceed the amount of such interest computed upon the basis of the maximum rate of interest permitted by applicable state or federal law in effect from time to time hereafter, after taking into account, to the extent required by applicable law, any and all fees, payments, charges and calculations provided for in this Agreement or in any other agreement between Borrower and Lender (the "Maximum Legal Rate"), the interest payable under this Participating Loan Agreement shall be computed upon the basis of the Maximum Legal Rate.

         (b) No agreements, conditions, provisions or stipulations contained in this Participating Loan Agreement or any other instrument, document or agreement between Borrower and Lender or default of Borrower, or the exercise by Lender of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Participating Loan Agreement or any other agreement between Borrower and Lender, or the arising of any contingency whatsoever, shall entitle Lender to collect, in any event, interest exceeding the Maximum Legal Rate and in no event shall Borrower be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of the Maximum Legal Rate ("Excess"), Borrower acknowledges and stipulates that any such charge shall be the result of an accidental and bona fide error, and such Excess shall be, first, applied to reduce the principal then unpaid hereunder; second, applied to reduce the Obligations; and third, returned to Borrower, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Borrower recognizes that, with fluctuations in the Applicable Interest Rate and the Maximum Legal Rate, such an unintentional result could inadvertently occur. By the execution of this Participating Loan Agreement, Borrower covenants that it shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon the charging or receiving of any interest in excess of the maximum authorized by applicable law. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received by Lender in connection with this Participating Loan Agreement shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Participating Loan Agreement.

         (c) The provisions of this Section 2.4 shall be deemed to be incorporated into every document or communication relating to the Obligations which set forth or prescribe any account, right or claim or alleged account, right or claim of Lender with respect to Borrower (or any other obligor in respect of Obligations), whether or not any provision of Section 2.4 is referred to therein. All such documents and communications and all figures set forth therein shall, for the



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sole purpose of computing the extent of the liabilities and obligations of
Borrower (or other obligor) asserted by Lender thereunder, be automatically recomputed by Borrower or other obligor, and by any court considering the same, to give effect to the adjustments or credits required by Section 2.4.

         (d) If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Agreement or any other Loan Documents than is presently allowed by applicable state or federal law, then the limitation of interest under this Section 2.4 shall be increased to the maximum rate of interest allowed by applicable state or federal law as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to Lender by reason thereof shall be payable upon demand.

         2.5 PAYMENTS AND PREPAYMENTS.

         (a) LOAN. Interest on the Loan shall be payable quarterly commencing September 1, 2001, on the outstanding principal balance of each Note from the date of each such Note as evidenced by the Note, which shall be delivered by Borrower at Closing in substantially the form attached hereto as Exhibit A. Borrower shall repay the outstanding principal balance of the Note, plus all accrued but unpaid interest thereon, on the Termination Date.

         (b) PLACE AND FORM OF PAYMENTS; EXTENSION OF TIME. All payments of principal, interest, and other sums due to Lender shall be made at Lender's address set forth on Exhibit A to the Series Loan Agreement executed by Lender. If any payment of principal, interest, or other sum to be made hereunder becomes due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Applicable Interest Rate during such extension.

         (c) ALLOCATION OF PAYMENTS. On each payment date, including all quarterly interest payment dates and the Termination Date, all Lenders shall be paid pro rata and no Lender shall be entitled to any preference regarding payment over any other Lender. This provision shall apply equally to all payments by Borrower as well as to all payments by Collateral Agent in the event Lenders are forced to foreclose on the Collateral in accordance with the Security Agreement.

         (d) INDEMNITY FOR RETURNED PAYMENTS. IF AFTER RECEIPT OF ANY PAYMENT OF, OR PROCEEDS APPLIED TO THE PAYMENT OF, ALL OR ANY PART OF THE OBLIGATIONS, LENDER IS FOR ANY REASON REQUIRED TO SURRENDER SUCH PAYMENT OR PROCEEDS TO ANY PERSON BECAUSE SUCH PAYMENT OR PROCEEDS IS INVALIDATED, DECLARED FRAUDULENT, SET ASIDE, DETERMINED TO BE VOID OR VOIDABLE AS A PREFERENCE, OR A DIVERSION OF TRUST FUNDS, OR FOR ANY OTHER REASON, OTHER THAN AS A RESULT OF LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THEN THE OBLIGATIONS OR PART THEREOF INTENDED TO BE SATISFIED SHALL BE REVIVED AND CONTINUE, AND THIS AGREEMENT SHALL CONTINUE IN FULL FORCE AS IF SUCH PAYMENT OR PROCEEDS HAD NOT BEEN RECEIVED BY LENDER, AND BORROWER SHALL BE LIABLE TO PAY TO LENDER, AND HEREBY DOES INDEMNIFY LENDER AND



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HOLD LENDER HARMLESS FOR, THE AMOUNT OF SUCH PAYMENT OR PROCEEDS SURRENDERED.
The provisions of this Section 2.5(d) shall be and remain effective notwithstanding any contrary action which may have been taken by Lender in reliance upon such payment or Proceeds, and any such contrary action so taken shall be without prejudice to Lender's rights under this Participating Loan Agreement and shall be deemed to have been conditioned upon such payment or Proceeds having become final and irrevocable. The provisions of this Section 2.5(d) shall survive the termination of this Participating Loan Agreement.

         2.6 COLLATERAL.

         (a) GRANT OF SECURITY INTEREST. As security for the Obligations, Borrower hereby grants to Lender a continuing security interest in, lien on, and assignment of all of the issued and outstanding shares of PQ Acquisition Company, Inc., an Arkansas corporation (the "Collateral"), which is the surviving entity from Borrower's acquisition and merger of Humboldt Industries, Inc. and Maplewood Industries, Inc.. Lender's lien on the Collateral shall be a second lien behind the first lien of the Bank, and equal to the Parity Debt.

         (b) The aggregate of all Obligations shall constitute a single loan secured by the Collateral.

         (c) PERFECTION AND PROTECTION OF SECURITY INTERESTS. Borrower shall execute the Security Agreement, in substantially the same form as Exhibit C hereto, upon execution of this Participating Loan Agreement. The Collateral is held by Bank and shall be transferred to Collateral Agent by Bank upon Bank's release of its first lien on the Collateral. From time to time, Borrower shall, upon Collateral Agent's reasonable request, execute and deliver confirmatory written instruments pledging to Lenders the Collateral, but Borrower's failure to do so shall not affect or limit the Security Interest. So long as this Participating Loan Agreement is in effect and until all Obligations have been fully satisfied, the Security Interest shall continue in full force and effect in all of the Collateral.

         (d) RESERVED.

         (e) TITLE TO, LIENS ON, AND SALE AND USE OF COLLATERAL. Borrower represents and warrants to Lender that: (a) other than the prior Lien of Bank on the Collateral, the lien of the Party Debt and the Lien created by the Security Agreement, the Collateral is owned by Borrower free and clear of all Liens whatsoever; and (b) Borrower will not, without Lender's prior written approval, sell, or dispose of or permit the sale or disposition of the Collateral.

         (f) ACCESS AND EXAMINATION. Collateral Agent may at all reasonable times have access to, examine, audit, make extracts from and inspect Borrower's records, files, books of account and the Collateral and may discuss Borrower's affairs with Borrower's officers and management and Lenders. Borrower will deliver to Collateral Agent any instrument necessary for Collateral Agent to obtain records from any service bureau maintaining records for Borrower. Collateral Agent may, at any reasonable time when an Event of Default exists and at Borrower's expense, make copies of all of Borrower's books and records or require Borrower to deliver such copies to Collateral Agent. Collateral Agent may, without expense to Collateral Agent, use such of Borrower's personnel, supplies, and premises as may be reasonably necessary for maintaining



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or enforcing the Security Agreement. Collateral Agent shall have the right, at any time, in Collateral Agent's name or in the name of a nominee of Collateral Agent or Lenders, to verify the validity of the Collateral by mail, telephone, or otherwise.

         (g) DOCUMENTS, INSTRUMENTS, AND CHATTEL PAPER. The Borrower represents and warrants to the Lender that: (a) all documents and instruments describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all ownership interests evidenced by such documents and instruments are owned by Borrower free and clear of all liens, except the lien of Bank and the Parity Debt.

         (h) POWER OF ATTORNEY. Upon the occurrence of an Event of Default which remains uncured beyond the cure periods set forth in Section 7 hereof, Borrower hereby appoints Collateral Agent and Collateral Agent's designees as Borrower's attorney, with power: (a) to endorse Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into Collateral Agent's possession; (b) to sign Borrower's name on any invoice, bill of lading, or other document of title relating to any Collateral, on drafts against customers, and on notices of assignment, financing statements and other public records; and (c) to do all things necessary to carry out the purpose of the Loan Documents. This is not a general power of attorney and is granted only upon the conditions and for the purposes set forth herein. Collateral Agent, Lenders and Borrower mutually agree that such power may be exercised only upon the occurrence of an uncured Event of Default and only then after Collateral Agent has requested that Borrower perform any of the actions set forth hereinabove and Borrower shall have failed, refused or otherwise have been prevented from taking the requested action. Neither Collateral Agent nor the attorney will be liable for any acts or omissions unless resulting from such party's gross negligence or willful misconduct, or for any error of judgment or mistake of fact or law. This power is irrevocable until this Participating Loan Agreement has been terminated and the Obligations have been fully satisfied.

3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Lenders as follows:

         A. GOOD STANDING. Borrower and PQ Acquisition are Arkansas corporations, duly organized, validly existing and in good standing under the laws of Arkansas and they have the power and authority to own their property and to carry on their businesses in each jurisdiction in which they do business.

         B. AUTHORITY AND COMPLIANCE. Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower is in compliance with all laws and regulatory requirements to which it is subject.

         C. BINDING AGREEMENT. This Participating Loan Agreement and the other Loan Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.



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         D. LITIGATION. There is no proceeding material to the Companies'
operations or, to the knowledge of the Companies, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Lender in writing.

         E. NO CONFLICTING AGREEMENTS. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Participating Loan Agreement and the other Loan Documents.

         F. OWNERSHIP OF ASSETS. Borrower has good title to its assets.

         G. TAXES. All taxes and assessments due and payable by the Companies have been paid or are being contested in good faith by appropriate proceedings, and the Companies have filed all tax returns which they are required to file.

         H. FINANCIAL STATEMENTS. The financial statements of Borrower heretofore delivered to Lenders have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower's financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's financial condition or operations since December 31, 2000. All factual information furnished by Borrower to Lender in connection with this Participating Loan Agreement and the other Loan Documents is and will be complete on the date as of which such information is delivered to Lender and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

         I. PLACE OF BUSINESS. Borrower's chief executive office is located at:

                           720 East Front Street
                           Lonoke, Arkansas 72086

         J. ENVIRONMENTAL COMPLIANCE. The conduct of Borrower's business operations and the condition of Borrower's Property does not and will not violate, in any material respect, any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law, or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

         K. Capitalization. All of the issued and outstanding shares of common stock of the Companies are duly authorized, validly issued, fully paid and nonassessable, and have been issued in compliance with federal and state securities laws.

         L. REGULATORY COMPLIANCE. Borrower shall remain in compliance with all applicable federal and state regulatory requirements, including but not limited to the regulations or rules of OSHA, the Pension Guaranty Board and ERISA.



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4. AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will, and will take all actions to assure that PQ Acquisition will, unless Lenders consent otherwise in writing (and without limiting any requirement of any other Loan Document):

         A. INSURANCE. Insure its business assets against loss or damage by fire with extended coverage, theft, burglary, pilferage, loss in transit, and such other hazards as Collateral Agent shall specify, in amounts, under policies and by insurers acceptable to Collateral Agent. The Companies shall also maintain flood insurance for any inventory located on the Companies' real property in the event of a designation of the area in which real estate is located as a "flood prone" or a "flood risk area" (hereinafter "SFHA"), as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by the Collateral Agent, and shall comply with the additional requirements of the National Flood Insurance Program as set forth therein. Borrower shall pay, upon Collateral Agent's request, all reasonable fees incurred by Collateral Agent to determine whether any of the real property is located in an SFHA. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days prior written notice to Collateral Agent in the event of cancellation of the policy for any reason whatsoever. Borrower shall also pay all premiums for such insurance when due, and shall deliver to Collateral Agent certificates of insurance and, if requested, photocopies of the policies. If Borrower fails to pay such fees or to procure such insurance or to pay the premiums therefor when due, Collateral Agent may (but shall not be required to) do so and bill Borrower for the costs thereof. Borrower shall promptly notify Collateral Agent of any loss, damage, or destruction to the Companies' assets in an amount exceeding Fifty Thousand Dollars ($50,000), whether or not covered by insurance.

         B. EXISTENCE AND COMPLIANCE. Maintain the Companies' existence, good standing and qualification to do business where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to them or to any of their Property, business operations and transactions.

         C. ADVERSE CONDITIONS OR EVENTS. Promptly advise Collateral Agent in writing of (i) any condition, event or act which comes to its attention that would or might materially adversely affect the Companies' financial condition or operations or Lender's rights under the Loan Documents, (ii) any material litigation filed by or against the Companies, (iii) any event that has occurred that would constitute an Event of Default under any Loan Document, and (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of Fifty Thousand Dollars ($50,000.00).

         D. TAXES AND OTHER OBLIGATIONS. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

         E. MAINTENANCE. Maintain all of its tangible property in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.



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         F. ENVIRONMENTAL. Immediately advise Collateral Agent in writing of (i)
any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting the Companies' business operations and (ii) all claims made or threatened by any third party against Borrower or PQ Acquisition relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrower shall immediately notify Collateral Agent of any remedial action taken by the Companies with respect to the Companies' business operations. The Companies will not use or permit any other party to use any Hazardous Materials at any of the Companies' places of business or at any other property owned or leased by the Companies except such materials as are incidental to the Companies' normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrower agrees to permit Collateral Agent, its agents, contractors and employees to enter and inspect any of the Companies' places of business or any other property of Borrower at any reasonable time upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with this covenant, and Borrower shall reimburse
Collateral Agent on demand for the costs of any such environmental investigation and for one audit per year. Borrower shall provide Collateral Agent, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by the Companies' business operations within ten (10) days of the request therefore.

5. NEGATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will not, without the prior written consent of Lender (and without limiting any requirement of any other Loan Document):

         A. TRANSFER OF ASSETS OR CONTROL. Sell, lease, assign or otherwise dispose of or transfer the Collateral, or enter into any merger or consolidation, or transfer control or ownership of the Collateral.

         B. LIENS. Grant, suffer or permit any lien on or security interest in the Collateral above that lien in favor of Lender, except to Bank and the Parity Debt, as previously disclosed to Lender.

         C. CHARACTER OF BUSINESS. Change the general character of its business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

6. CLOSING; CONDITIONS TO CLOSING. Lender will not be obligated to make any Loans unless the following conditions precedent have been satisfied as determined by Lender:

         A. REPRESENTATIONS AND WARRANTIES; COVENANTS; EVENTS. Borrower's representations and warranties contained in this Participating Loan Agreement and the other Loan Documents shall be correct and complete as of the Closing Date; Borrower shall have performed and complied with all covenants, agreements, and conditions contained herein and in the other Loan



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



Documents which are required to have been performed or complied with on or before the Closing Date; and there shall exist no Event or Events of Default on the Closing Date.

         B. PROCEEDINGS. All proceedings to be taken in connection with the transactions contemplated by this Participating Loan Agreement, and all documents contemplated in connection herewith, shall be satisfactory in form and substance to the Lender.

         C. CLOSING. On the Closing Date, Borrower shall comply with closing instructions set forth in the Series Loan Agreement.

7. DEFAULT. If any of the following Events of Default, any one of which shall be a default, occur, all obligations hereunder, and all other indebtedness then owing by Borrower to Lender, shall become forthwith due and payable on Lender's demand without presentation, demand for payment, notice of dishonor, protest, or notice of protest of any kind, all of which Borrower hereby expressly waives.

         (a) Any default by Borrower in the payment, when due, of any part of the interest on the Loan, if the same remains unpaid for 45 days after notice by Lender to Borrower.

         (b) Any breach or failure of Borrower to perform any term or condition of this Participating Loan Agreement or any other Loan Document which is not cured within 45 days of receiving notice of the default from Lender.

         (c) Borrower's insolvency or bankruptcy, the making by Borrower of an assignment for the benefit of creditors, or Borrower's consent to the appointment of a trustee or a receiver or other officer of a court or other tribunal.

         (d) The appointment of a trustee or receiver or other officer of a court for Borrower, or for a substantial part of its properties, without its consent, where no discharge is effected within 45 days.

         (e) The entry of any judgment against Borrower, or the issuance or entry of any attachment or other lien against its property for an amount in excess of Fifty Thousand Dollars ($50,000) if undischarged, unbonded, or undismissed for 45 days.

         (f) The giving of any statement, certificate, or representation in or pursuant to this Participating Loan Agreement or the Loan Documents proving to be untrue in any respect which is not cured within 45 days.

         (g) The Borrower defaults in the performance or observance of any covenant, agreement or undertaking on its part to be performed or observed in the Negative Covenants portion of this Participating Loan Agreement, or the other Loan Documents.

Notwithstanding anything contained hereto to the contrary, Lender's right to execute on the Collateral shall be limited by the terms and conditions contained in the Promissory Notes regarding notice and opportunity to cure.



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



8. REMEDIES UPON DEFAULT. If an Event of Default shall occur, Lender shall have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity and the Security Agreement.

9. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Loan Agreement must be in writing delivered to the other party at the following address:

If to Borrower or Escrow Agent:

         Pet Quarters, Inc.
         Attn:  Steve Dempsey
         720 East Front Street
         Lonoke, Arkansas  72086
         Fax:  (501) 676-9245
         Phone:  (501) 676-9222

If to Lender:

         At the address set forth on Exhibit A to the Series Loan Agreement

If to Collateral Agent:

         Leonard E. Neilson, attorney at law, PC
         Attn:  Leonard E. Neilson
         8160 South Highland Drive, Suite 209
         Sandy, Utah 84093

         Phone:  (801) 733-0800

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

         A. If sent by mail, upon the earlier of the date of receipt or three
(3) days after deposit in the U.S. Mail, first class postage prepaid; or

         B. If sent by any other means, upon delivery.

10. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall not be responsible for any costs and expenses of Lender, including attorneys' fees, in connection with Lender's review, due diligence and closing of the transaction contemplated hereby.

11. TERM AND TERMINATION. The initial term of this Loan Agreement shall be, with respect to the Loan, the dated date of the Promissory Note through the Termination Date. Prior to the Termination Date, the Termination Date of each Promissory Note, may be extended beyond the Termination Date individually with the written agreement of each Lender and

Borrower. In no event shall the Termination Date of an individual Promissory Note be accelerated without the written consent of all non-accelerated Lenders.

12. MISCELLANEOUS. Borrower and Lender further covenant and agree as follows, without limiting any requirement of any other Loan Document:

         A. CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to Lender under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Lender, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right. Except as expressly provided in the Promissory Notes, Borrower does not waive any presentment, demand, protest or other notice of any kind.

         B. APPLICABLE LAW. This Participating Loan Agreement and the rights and obligations of the parties hereunder shall be deemed to have been made in the State of Arkansas and shall be governed by, and construed in accordance with, the laws of the State of Arkansas.

         C. AMENDMENT. No modification, consent, amendment or waiver of any provision of this Participating Loan Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by all Lenders, and then shall be effective only in the specified instance and for the purpose for which given. This Participating Loan Agreement and all of the Loan Documents are binding upon Borrower, its successors and assigns, and inures to the benefit of Lenders, their successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Lenders' prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Participating Loan Agreement.

         D. DOCUMENTS. All documents, certificates and other items required under this Participating Loan Agreement to be executed and/or delivered to Lender shall be in form and content satisfactory to Lender.

         E. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Participating Loan Agreement or any of the Loan Documents shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

         F. SURVIVABILITY. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loans and shall continue in full force and effect so long as the Loans are outstanding.

         IN WITNESS WHEREOF, Borrower has caused this Participating Loan Agreement to be duly executed by its duly authorized representative as of the date first above written.

                                    BORROWER:

                                    Pet Quarters, Inc..


                              By: /s/ STEVE DEMPSEY
                                 -----------------------------------------------
                                 Steve Dempsey, Chief Executive Officer





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